As filed with the Securities and Exchange Commission on April 26, 2019.
                                  Registration No. 333-160715

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
ON FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

F & M BANK CORP.
(Exact name of registrant as specified in its charter)

Virginia	6022	54-1280811
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

P.O. Box 1111
Timberville, Virginia 22853
(540) 896-8941
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Neil W. Hayslett
Executive Vice President and
Chief Operating Officer
F & M Bank Corp.
P.O. Box 1111
Timberville, Virginia  22853
(540) 896-8941
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to: Lee G. Lester Williams Mullen 200 South 10th Street, Suite 1600 Richmond, Virginia 23219 (804) 420-6000

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-1 (the “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-160715), originally filed with the Commission on July 21, 2009, relates to the offer and sale from time to time of shares of common stock of F&M Bank Corp. (the “Company”) pursuant to the terms of the F&M Bank Corp. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  The Amendment is being filed on Form S-1 because the Company is currently not eligible to utilize a registration statement on Form S-3.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2019

PROSPECTUS

F & M BANK CORP.
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
200,000 Shares of Common Stock

    This prospectus relates to 200,000 shares of common stock, par value $5.00 per share, of F & M Bank Corp., a Virginia corporation, which may be offered and sold from time to time pursuant to the terms of the F & M Bank Corp. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  The Plan provides our shareholders with a convenient and economical method to purchase shares of our common stock, with automatically reinvested dividends and optional cash payments, without payment of brokerage commissions, fees or service charges except brokerage commissions and taxes, if any, when shares are sold for a participant’s account.  This prospectus describes the material provisions of the Plan.

Shares of our common stock purchased with reinvested dividends will be purchased either (i) in the open market or (ii) directly from us from authorized but unissued shares.  Dividends will be reinvested when paid by us, and shareholders may participate with respect to all or any portion of their shares. Additional shares may be purchased with optional cash payments on the dividend payment date.  Optional cash payments may be made only by shareholders electing to reinvest dividends, and may not be less than $25 per payment or total more than $15,000 per quarter.  We pay all brokerage commissions, fees, service charges and other expenses in connection with the Plan except brokerage fees incurred upon disposition of shares held under the Plan.  Participation in the Plan is entirely voluntary so that shareholders may join the Plan or terminate their participation at any time.  Farmers & Merchants Bank, a wholly owned subsidiary of F & M Bank Corp., has been designated as the administrator of the Plan (the “Plan Administrator”).

Our common stock is quoted on the OTC Markets Group’s OTCQX tier under the symbol “FMBM.”  The closing price of our common stock on April 24, 2019 was $30.81.  Our corporate headquarters are located at 205 South Main Street, Timberville, Virginia 22853, and our telephone number is (540) 896-8941.

Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully read the information set forth in our discussion of “Risk Factors” on page 1 as well as the risk factors described in periodic reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

These securities are not deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Please read this prospectus carefully before investing and retain it for your future reference.

The date of this Prospectus is                     , 2019.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
RISK FACTORS	1
DESCRIPTION OF THE PLAN	2
USE OF PROCEEDS	7
INDEMNIFICATION	7
EXPERTS	7
LEGAL MATTERS	7

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of shares of our common stock.  This prospectus does not include all of the information in the registration statement, but provides you with a general description of the securities offered and the Plan.  The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the securities offered.  See “Where You Can Find More Information” for more information.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state or jurisdiction where the offer is prohibited.  You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date mentioned other than on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean F & M Bank Corp. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Our corporate headquarters are located at 205 South Main Street, Timberville, Virginia 22853, and our telephone number is (540) 896-8941.

We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

Our Internet address is http://www.fmbankva.com.  We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

This prospectus is part of a Registration Statement and does not contain all of the information included in the Registration Statement. Whenever a reference is made in this prospectus or any prospectus supplement, if applicable, to any contract or other document of ours, you should refer to the exhibits that are a part of the Registration Statement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference as of their respective dates:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”);

(2)	the portions of our definitive Proxy Statement for our 2019 Annual Meeting of Shareholders incorporated by reference into the Form 10-K; and

(3)	our Current Report on Form 8-K filed on January 31, 2019 (Item 5.02 only) (as amended March 6, 2019).

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of this offering of our common stock pursuant to the Plan covered by this prospectus, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to any person to whom this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than certain exhibits to such documents).  Written requests should be directed to Investor Relations, F & M Bank Corp., P.O. Box 1111, Timberville, Virginia 22853.  Telephone requests may be directed to (540) 896-8941.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock.  See the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment.

DESCRIPTION OF THE PLAN

The following questions and answers constitute a description of the provisions of our Dividend Reinvestment and Stock Purchase Plan.

Purpose and Advantages

1. What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple, convenient and economical method of investing cash dividends paid on shares of our common stock and optional cash payments for the purchase of additional shares of our common stock, without incurring brokerage commissions, service charges and other related expenses which are normally paid when purchasing our common stock. Additionally, the Plan allows us to retain funds normally used to pay dividends for general corporate purposes if we issue shares directly to participants.

2. What are the advantages of the Plan?

Participants may increase their holding of shares of common stock with the reinvestment of cash dividends received on previously owned shares of common stock registered in their names and investment of optional cash payments without incurring any service charges and without payment of brokerage commissions in connection with purchases under the Plan.

Regular account statements provide each participant in the Plan with a record of each transaction.  Participation in the Plan is entirely voluntary.  Shareholders may join or terminate participation at any time prior to a particular dividend record date by making timely written notice to the Plan Administrator, subject to your eligibility to participate and the payment of termination fees (see Questions 4 and 20).

Plan Administration

3. Who administers the Plan for participants?

Farmers & Merchants Bank, a wholly owned subsidiary of F & M Bank Corp., as the Plan Administrator, administers the Plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the Plan.  Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan.

Farmers & Merchants Bank can be contacted at:

Farmers & Merchants Bank
P.O. Box 1111
Timberville, Virginia 22853

Phone Number: (540) 896-8941

We may change the Plan Administrator at any time at our sole discretion.

We will bear all costs of administering the Plan, except as described under Question 15 below.

Participation

4. Who is eligible to participate?

Any holder of record who owns shares of our common stock is eligible to participate in the Plan.  Beneficial owners of shares of common stock whose shares are registered in names other than their own may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf.

The right to participate in the Plan is not transferable to another person apart from a transfer of a participant’s shares of our common stock. Shareholders who reside in jurisdictions in which it is unlawful for a shareholder to participate in the Plan are not eligible to participate in the Plan.

5. How does an eligible shareholder participate?

To participate in the Plan, a shareholder of record must complete an Authorization Form and return it to the Plan Administrator.  Copies of the Authorization Form may be obtained at any time by written request to Farmers & Merchants Bank, P.O. Box 1111, Timberville, Virginia 22853 or by calling (540) 896-8941.

Beneficial owners of shares of common stock should contact their broker or nominee regarding participation in the Plan.

6. When may an eligible shareholder join the Plan?

Any shareholder of record of our common stock may enroll in the Plan at any time.  If the Authorization Form specifying reinvestment of dividends is received by the Plan Administrator no fewer than five business days before the record date for a dividend payment, such reinvestment of dividends will begin with that dividend payment.  If the Authorization Form is received later than as described above, the shareholder will be eligible for participation in the program following the payment date of such dividend, and the reinvestment of dividends through the Plan will begin with the next dividend.  (See Question 12 below for information concerning the investment of optional cash payments).

Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

7. What does the Authorization Form provide?

The Authorization Form allows you to indicate whether you want to reinvest dividends paid on all or a specified number of your shares of our common stock, with the option of purchasing additional stock with cash payments.

Dividends on all shares purchase for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of our common stock, unless the shares are withdrawn from the Plan.  (See Question 20 below).

8. May a participant change the number of shares for which dividends are reinvested after enrollment?

Yes. If a participant wishes to change the number of shares for which dividends will be reinvested, the participant must notify the Plan Administrator in writing to that effect, but such notification must be received no later than five business days before a dividend record date in order to apply to the reinvestment of the corresponding dividend.

Purchases

9. How will purchases be made?

Shares of our common stock needed to fund the Plan may be:

(i)	acquired by the Plan Administrator on the open market;

(ii)	issued directly by us from authorized but unissued shares; or

(iii)	through a combination of (i) and (ii), above.

 Open market purchases under the Plan will be made on each “Investment Date,” which will be the first business day following a dividend payment date or as soon as practicable thereafter.  Purchases of shares of common stock will be made at the direction of the Plan Administrator or its selected broker/dealer.  Such purchases will be made in accordance with applicable state and federal securities laws and regulations.  No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of our common stock.

In the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of the shares of our common stock, the Plan Administrator is not accountable for its inability to make purchases at such time.  If shares of our common stock are not available for purchase for a period longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant’s account.

10. How many shares of common stock will be purchased for participants?

The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant’s cash dividend and optional cash payments and the purchase price of the shares of our common stock.  Each participant’s account will be credited with that number of shares (including fractional shares computed to four decimal places) equal to the total amount to be invested, divided by the applicable purchase price as defined in Question 11 (also computed to four decimal places).

11. What will be the price of shares of common stock purchased under the Plan?

In making purchases of shares of our common stock for a participant’s account associated with each Investment Date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan.

With respect to shares purchased on the open market, the price of shares of our common stock purchased for participants under the Plan with reinvested dividends on their shares of common stock or optional cash payments for each Investment Date will be equal to the average price of all shares of common stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan.

With respect to shares purchased directly from us, the price of such shares will be the closing price of shares of our common stock as of the close of business on the business day immediately preceding the applicable Investment Date.  The Plan Administrator shall have no responsibility with respect to the value of the shares of our common stock acquired under the Plan.

12. Who will be eligible to make optional cash payments?

Any shareholder of record of our common stock who has submitted a signed Authorization Form electing to reinvest dividends on his or her shares of our common stock is eligible to make optional cash payments under the Plan during any quarter in which he or she has elected to reinvest dividends.  Except as provided in the following sentence, we will apply any optional cash payment received from a participant on or before an Investment Date to the purchase on such Investment Date of shares of our common stock for the account of the participant.  Optional cash payments received within five business days prior to an Investment Date may be held for investment the following quarter.

An initial optional cash payment may be made by a participant when enrolling in the Plan by enclosing a check or money order with the Authorization Form.  Checks or money orders for optional cash payments to be invested pursuant to the Plan should be made payable to “Farmers & Merchants Bank” and returned along with the Authorization Form in the envelope provided.  Thereafter, optional cash payments may be made at any time by sending them to the Plan Administrator at the address set forth in Question 3 above.

Please include your Plan account number on your check (or other instrument).  While optional cash payments may be made at any time within the 30 day period prior to a dividend payment date, we recommend that they be sent so as to be received at least 10 days before an Investment Date.  No interest will be paid on any optional cash payments.  A participant may obtain the return of any optional cash payment up to 48 hours before it is to be invested by written request to the Plan Administrator.

13. What are the limitations on making optional cash payments?

The option to make cash payments is available at any time within the 30 day period prior to a dividend payment date.  The same amount of money need not be sent each quarter and you are under no obligation to make an optional cash payment in any quarter.  Any optional cash payments you wish to make must not be less than $25 per payment nor may payments on behalf of any owner aggregate more than $15,000 in any quarter.  We reserve the right, in our sole discretion, to determine who is an owner for purposes of the foregoing restrictions, and, without limitation, to determine whether optional cash payments on behalf of any particular owner aggregate more than $15,000 in any quarter.

14. How are dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested.  Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until the participant elects in writing to terminate participation in the Plan.

Costs to Participants

15. Are there any expenses to participants in connection with purchases under the Plan?

No.  Participants will make purchases of shares of common stock under the Plan without the payment of brokerage commissions, and we will pay all fees in connection with purchases of shares of our common stock purchased on the Investment Date.  There are no service charges to participants in connection with purchases of shares of common stock under the Plan.  All costs of administration of the Plan are paid by us.

However, there will be a $10 fee if a participant requests to withdraw from the Plan.  Upon a participant’s withdrawal from the Plan, a certificate will be issued for all whole shares and a check will be issued for the cash payment to be made for any fraction of a share.  In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the Plan, the participant will pay the applicable brokerage commission associated with the sale of such shares, any required transfer tax, and applicable service charges.

There is also a $15 fee to sell shares under the Plan (Question 19 below).

Reports to Participants

16. How will participants be advised of their purchases of shares of common stock?

As soon as practicable after each purchase, each participant will receive an account statement from the Plan Administrator.  These statements are the participant’s continuing record of the purchase price of the shares of common stock acquired and the number of shares acquired, and should be retained for tax purposes.  Participants will also receive, from time to time, communications sent to all record holders of the shares of our common stock. These communications will include, among other things, proxy statements and annual reports to shareholders.

Dividends

17. Will participants be credited with dividends on shares held in their account under the Plan?

Yes.  The participant’s account will be credited with dividends paid on whole shares and fractional shares credited to the participant’s account.  The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of our common stock.

Stock Certificates

18. Will stock certificates be issued for shares of common stock purchased?

The Plan Administrator will hold all stock certificates representing the shares of common stock purchased under the Plan in the name of its nominee.  Normally, certificates for shares of our common stock purchased under the Plan will not be issued to participants.  The number of shares credited to an account under the Plan will be shown on the participant’s account statement.  This feature protects against loss, theft or destruction of stock certificates.

The participant may receive certificates for whole shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator.  Participants may request periodic issuance of certificates, without charge, for all full shares in the account.  When certificates are issued to the participant, future dividends on such shares will continue to be reinvested in additional shares of common stock, unless the participant withdraws from the Plan.  Any undistributed shares will continue to be reflected in the participant’s account.  No certificates representing fractional shares will be issued.

The participant’s rights under the Plan and shares credited to the account of the participant under the Plan may not be pledged.  A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan.  Additional certificates for whole shares will be similarly registered when issued.

Sale of Shares from the Plan

19. How does a participant sell shares from the Plan?

A participant may request in writing that any or all of the whole shares credited to his or her account be sold by a Plan Administrator.  If such sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten business days after receipt of the request at the prevailing market price at the time of such sale.  Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 processing fee, any applicable brokerage commission and any transfer tax.  The signature on any request for sales in excess of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member  in good standing of the Securities Transfer Agents’ Medallion Program.

Because the Administrator will sell the shares on behalf of the Plan, neither we nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making sales.  Therefore, you will not be able to precisely time the sale of your shares through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock.  Accordingly, if you send in a request to sell shares, it is possible that that the market price of our common stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

Withdrawal from the Plan

20. How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator and a payment of a $10 termination fee. Notice received after a particular dividend record date will be effective following the payment date of such dividend and the crediting of shares for such dividend to the participant’s account. (See Question 3 for the full name and address of the Plan Administrator). When a participant withdraws from the Plan or upon termination of the Plan by us, certificates for whole shares credited to the participant’s account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 21). Certificates will be registered in the name of the participant.

Upon withdrawal from the Plan, the participant may also request that all of the shares credited to his or her account be sold by the Plan Administrator. If such sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten business days after receipt of the request at the prevailing market price at the time of such sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 processing fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales in excess of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program.

21. What happens to a fraction of a share when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant’s account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the shares of common stock on the date on which the termination is processed by the Plan Administrator. In no case will certificates representing a fractional share interest be issued.

Other Information

22. What happens if we issue a stock dividend, declare a stock split or make a rights offering?

Any shares representing stock dividends or stock splits distributed by us on shares credited to the account of a participant under the Plan will be added to the participant’s account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan.

In the event we make a rights offering of any of our securities to holders of our common stock, participants in the Plan will be notified by us in advance of the commencement of the offering. Participants should instruct the Plan Administrator to transfer whole shares into their own names prior to the record date for such offering if they wish to exercise such rights. If no such instructions are received by the Plan Administrator prior to such record date, then such rights shall terminate with respect to both the participant and the Plan Administrator.

23. How will a participant’s shares held under the Plan be voted at meetings of shareholders?

Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the shareholder with respect to his or her other shares of our common stock and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating shareholder.

Where no instructions are received from a participant with respect to a participant’s shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

24. What are the income tax consequences of participation in the Plan?

In general, a participant in the Plan has the same federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by us on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed by us with the Internal Revenue Service, a copy of which will be sent to the participant.

In the case of corporate shareholders, the full amount of dividends reinvested will be eligible for the dividends-received deduction available under the Internal Revenue Code.

The cost basis of each share of common stock credited to a participant’s account pursuant to the Plan is the fair market value of the share of our common stock on the Investment Date, and the holding period for such shares begins on the day following the Investment Date.

The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant’s withdrawal from the Plan.

All participants are advised to consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

25. What are our responsibilities under the Plan?

We shall interpret the Plan, and all such interpretations and determinations made by us shall be conclusive. The terms and conditions of the Plan, the Authorization Form, the Plan’s operation, and a participant’s account will be governed by the laws of the Commonwealth of Virginia and the rules and regulations of the SEC. The terms of the Plan and the Authorization Form cannot be changed by oral agreement.

We and the Plan Administrator, in administering the Plan, will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or judicially declared in competency or with respect to the prices at which shares are purchased for the participant’s account, and the times when such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of shares of common stock made under the Plan on behalf of the participant.

26. Who bears the risk of market price fluctuations in the shares of common stock?

A participant’s investment in shares acquired under the Plan is no different from direct investment in shares of our common stock. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither we nor the Plan Administrator makes any representations with respect to the future value of the shares of our common stock purchased under the Plan. The participant should recognize that we, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of our common stock purchased or sold under the Plan. THE SHARES OF COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DO NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS ISSUED BY A SAVINGS INSTITUTION OR BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

27. May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time by our Board of Directors without the approval of the participants. Thirty calendar days notice of any suspension, termination or amendment or modification that would have a material adverse effect on the participants’ rights under the Plan will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

We or the Plan Administrator may terminate a shareholder’s individual participation in the Plan at any time by written notice to the shareholder. In the event the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

USE OF PROCEEDS

We do not know either the number of shares of our common that ultimately will be purchased under the Plan or the prices at which shares will be sold.  If we issue shares directly to participants under the Plan, the net proceeds from these will be added to our general funds and used for general corporate purposes.

INDEMNIFICATION

Our Articles of Incorporation, as well as the statutes of the Commonwealth of Virginia, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements and effectiveness of internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm as indicated in their reports thereto, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors’ reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firm or firms as experts in accounting and auditing.

LEGAL MATTERS

Williams Mullen, counsel to F & M Bank Corp., has passed upon the validity of the shares of our common stock to by issued by us pursuant to the Plan.

{PRIVATE}
No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.  This Prospectus does not con-stitute an offer to sell, or a solic-itation of an offer to buy, any of the securities offered hereby in any juris-diction to any person to whom it is unlawful to make such offer in such jurisdiction.

Table of Contents

About this Prospectus
Where You Can Find More Information
Incorporation of Certain Documents by Reference
Risk Factors
Description of the Plan
Purpose and Advantages
Plan Administration
Participation
Purchases
Cost to Participants
Reports to Participants
Dividends
Stock Certificates
Sale of Shares from the Plan
Withdrawal from the Plan
Other Information
Use of Proceeds
Indemnification
Experts
Legal Matters
Page 1 1 1 1 2 2 2 2 3 4 5 5 5 5 5 6 7 7 7 7	F & M BANK CORP. DIVIDEND REINVESTMENT PLAN 200,000 Shares Common Stock __________________ PROSPECTUS __________________ Dated , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a summary of the fees and expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$274*
Accounting Fees and Expenses	1,000
Legal Fees and Expenses	5,000
Printing Expenses	3,000
Miscellaneous Expenses	1,000
Total	10,274
____________
*Represents actual expenses.  All other expenses are estimates.

Item 14. Indemnification of Directors and Officers

The Virginia Stock Corporation Act (the “Virginia SCA”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a signed written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. To meet the relevant standard of conduct, the Virginia SCA provides that the director or officer must have conducted himself or herself in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, that his or her conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the director or officer must not have had reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory by a corporation when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Registrant is a Virginia corporation. Article 10 of the Registrant’s Restated Articles of Incorporation eliminates the personal liability of directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law. In addition, the Restated Articles of Incorporation provide for the indemnification of directors and officers and advancements and reimbursements for expenses incurred by them in connection with certain proceedings in accordance with Virginia law.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

3.1	Restated Articles of Incorporation of F & M Bank Corp., incorporated herein by reference from F & M Bank Corp.’s, Quarterly Report on Form 10-Q, filed November 14, 2013.

3.2
Articles of Amendment to the Articles of Incorporation of F&M Bank Corp. designating the Series A Preferred Stock incorporated herein by reference from F&M Bank Corp,’s current report on Form 8-K filed December 4, 2014.

3.3	Amended and Restated Bylaws of F & M Bank Corp., incorporated herein by reference from F & M Bank Corp.’s, Annual Report on Form 10-K, filed March 8, 2002.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Yount, Hyde & Barbour, P.C.

24.1	Powers of attorney (included on signature page).
_________
*Previously filed.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockingham County, Commonwealth of Virginia, on this 26th day of April, 2019.

F & M BANK CORP.

By:	/s/ Mark C. Hanna
Mark C. Hanna
President and Chief Executive Officer

Each of the undersigned hereby appoints each of Mark C. Hanna and Neil W. Hayslett as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark C. Hanna Mark C. Hanna	President and Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2019
/s/ Carrie A. Comer Carrie A. Comer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2019
/s/ Larry A. Caplinger Larry A. Caplinger	Director	April 26, 2019
/s/ John N. Crist John N. Crist	Director	April 26, 2019
/s/ Dean W. Withers Dean W. Withers	Director	April 26, 2019
/s/ Daniel J. Harshman Daniel J. Harshman	Director	April 26, 2019
/s/ Richard S. Myers Richard S. Myers	Director	April 26, 2019
/s/ Michael W. Pugh Michael W. Pugh	Director, Chair	April 26, 2019
/s/ Christopher S. Runion Christopher S. Runion	Director	April 26, 2019
/s/ Ronald E. Wampler Ronald E. Wampler	Director	April 26, 2019
/s/ E. Ray Burkholder E. Ray Burkholder	Director	April 26, 2019
/s/ Peter H. Wray Peter H. Wray	Director	April 26, 2019